EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby  consent  to the  incorporation  by  reference  into the  Registration
Statement on Form S-8 (Registration No. 333-107438) of Phase III Medical, Inc. of our report dated February 23, 2006 except for Note 12, as to which the date is March 27, 2006 with respect to the financial statements of Phase III Medical, Inc. appearing in this Annual Report on Form 10-K of Phase III Medical, Inc. for the year ended December 31, 2005.



/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
March 31, 2006